Exhibit 99.1

Press Release

Contacts
Industry Information	Investor Relations
Jayson Schkloven	Alan Roden
Merritt Group	Verint Systems Inc.
(703) 390-1529	(631) 962-9304
schkloven@merrittgrp.com	alan.roden@verint.com

Verint Reports Record First Quarter Fiscal 2007

Preliminary Unaudited Revenue

Sales Grow to $101.3 Million; Increases 15% year-over-year

GAAP Loss Per Diluted Share of $0.04

Non-GAAP Earnings Per Diluted Share of $0.28

MELVILLE, N.Y., June 11, 2007—Verint Systems Inc. (VRNT.PK), a leading provider of analytic software-based solutions for workforce-enterprise optimization and security, today announced record sales of $101,274,000 for the first quarter of fiscal 2007, ended April 30, 2007, a 15% increase compared with sales of $87,736,000 for the first quarter of fiscal 2006.

Net loss on a generally accepted accounting principles (“GAAP”) basis was $1,233,000 for the first quarter of fiscal 2007 ($0.04 per diluted share). Net income on a non-GAAP basis was $9,353,000 for the first quarter of fiscal 2007 ($0.28 per diluted share). A reconciliation between preliminary unaudited results on a GAAP basis and preliminary unaudited results on a non-GAAP basis is provided in a table immediately following the unaudited preliminary non-GAAP information. Non-GAAP adjustment items consist primarily of charges such as amortization of acquisition-related intangibles and stock-based compensation, as well as certain one time items.

Dan Bodner, President and CEO of Verint, stated, “In addition to delivering record revenue in our first quarter, we recently achieved two significant milestones in the Company’s history. We surpassed $100 million in quarterly revenue for the first time and we closed the highly strategic acquisition of Witness Systems, making us a leader in workforce optimization and giving us larger scale to better address both the security and enterprise markets.”

Bodner continued, “Following the announcement to acquire Witness early in our first quarter, we immediately began to make investments to prepare for the integration and to support the increased scale of the combined entity. While these investments reduced our earnings in our first quarter, they have enabled us to operate as one integrated business immediately at closing with a unified management team and we believe these investments will benefit Verint’s long-term growth.”

The Company ended the first quarter of fiscal 2007 with cash, cash equivalents, bank time deposits and short-term investments of $167,015,000.

Note About Unaudited Preliminary Financials

As previously disclosed by Verint, neither the Comverse Technology, Inc.’s Special Committee investigation nor Verint’s own internal review of certain accounting matters is yet complete. As a result, accounting periods relating to the information contained in this Press Release are still open and subject to further adjustments, and the financial information contained in this Press Release is preliminary and not final or complete. The financial information contained herein also excludes any potential impact of the adoption of FIN 48, a recent FASB interpretation regarding accounting for uncertainty in income taxes, which the Company is still in the process of implementing, and none of this information takes into account any related tax effects, including any possible disallowance of previous tax deductions, related to the inaccuracies in grants by Comverse of options to acquire Comverse stock to Verint employees, which tax effects have not yet been determined. Finally, none of this information has been audited by Verint’s independent registered public accounting firm. Accordingly, this financial information is expected to change, possibly materially, based on the final results of the Comverse Special Committee investigation or Verint’s internal review, the assessment of the tax impacts referred to above, and the completion of the restatement (and related audits) of Verint’s historical financial statements.

Verint Reports Record First Quarter Fiscal 2007 Preliminary Unaudited Revenue

Conference Call Information

The Company will be conducting a conference call to review its first quarter fiscal 2007 preliminary unaudited results today at 4:30 PM ET. An on-line, real-time Web cast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at (913) 312-1229. Please dial in 5-10 minutes prior to the scheduled start time. A replay of the conference call will be available on our website at www.verint.com until July 31, 2007.

Financial Highlights

Financial highlights of Verint’s preliminary unaudited results for the three months ended April 30, 2007 is as follows:

Unaudited Preliminary Consolidated Statement of Operations (GAAP Basis)
(In Thousands, except per share data)

Three Months Ended April 30, 2007

Revenues	$101,274

Gross Profit	60,543

Loss from Operations	(2,596)

Net Loss	$(1,233)

Net Loss per share:
Basic & Diluted	$(0.04)

Weighted average shares:
Basic & Diluted	32,190

Verint Reports Record First Quarter Fiscal 2007 Preliminary Unaudited Revenue

Verint provides non-GAAP net income and non-GAAP earnings per share data as additional information of its operations results. These measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. The Company believes that this presentation of non-GAAP data and non-GAAP financial measures provides useful information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial performance of the Company and for budget purposes.

Unaudited Preliminary Non-GAAP Information
(In Thousands, except per share data)

Three Months Ended April 30, 2007

Revenues	$101,274

Gross Profit	62,242

Income from Operations	9,992

Net Income	$9,353

Diluted Earnings Per Share	$0.28

Verint Reports Record First Quarter Fiscal 2007 Preliminary Unaudited Revenue

The reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is provided below:

Reconciliation of GAAP net loss to non-GAAP net income (In Thousands)

Three Months Ended April 30, 2007

GAAP net loss	$(1,233)
Amortization of purchased intangible assets	1,593
Amortization of stock-based compensation	2,668
Comverse option investigation fees	3,993
One-time Special Bonus Program	3,875
Acquisition-related charges:
In-process research and development	243
Integration expenses	216
Income tax effect of non-GAAP adjustments	(2,002)

Non-GAAP net income	$9,353

Note: As mentioned elsewhere in this press release, all figures are preliminary, unaudited, and subject, among other things, to the completion of the Comverse Special Committee’s investigation and the Company’s own related internal review.

Verint Reports Record First Quarter Fiscal 2007 Preliminary Unaudited Revenue

Below is a presentation of the Company’s revenue by Segment:

Unaudited Revenue by Segment (In Thousands)

Three Months Ended April 30, 2007

Segment Revenue
Security	$64,319
Workforce and Enterprise Optimization (1)	36,955

Total revenue	$101,274

(1)	Formerly referred to as Business Intelligence segment.

Verint Reports Record First Quarter Fiscal 2007 Preliminary Unaudited Revenue

About Verint Systems Inc.

Verint Systems Inc. (VRNT.PK), headquartered in Melville, New York, is a leading provider of analytic software-based solutions for workforce-enterprise optimization and security. Verint software, which is used by over 5,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Visit us at our website www.verint.com.

Cautionary Note Regarding Forward-looking Statements: Certain statements and information in this release that involve expectations, plans, intentions or strategies regarding the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They are often identified by words such as “will”, “anticipates”, “expects”, “intends”, “plans”, “believes”, “estimates” and similar expressions and statements about present trends and conditions that may extend into the future. These statements are not facts and are based upon information available to the Company as of the date of this release. The Company assumes no obligation to revise or update any such forward-looking statement except as otherwise required by law. Forward-looking statements believed true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations. Some of the factors that could cause actual future results or conditions to differ materially from current expectations include the impact on Verint’s financial results of the Comverse Special Committee’s review of matters relating to grants of Comverse stock options and other non-options related accounting matters; the impact on Verint’s financial results, if any, arising from Verint’s internal review of certain accounting matters; the impact of governmental inquiries arising out of or related to option grants and practices and/or other accounting areas under investigation by Comverse and Verint and the risk of regulatory action or private litigation relating to the same; the effect of Verint’s failure to timely file all required reports under the Securities Exchange Act of 1934; Verint’s ability to have its common stock relisted on The NASDAQ Global Market; risk that Verint’s recent merger with Witness Systems disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the expected benefits of the merger; the impact of the substantial indebtedness incurred to finance the consummation of the merger; risks relating to current and potential future litigation or regulatory inquiries or actions inherited in connection with the merger, including with respect to Witness option grants and alleged patent infringement; introducing quality products on a timely basis that satisfy customer requirements and achieve market acceptance; lengthy and variable sales cycles create difficulty in forecasting the timing of revenue; integrating the business and personnel of Verint’s other acquisitions, including implementation of adequate internal controls; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; aggressive competition in all of Verint’s markets, which creates pricing pressure; managing our expansion in the Asia Pacific region; risks that Verint’s intellectual property rights may not be adequate to protect its business or that others may claim that Verint or its subsidiaries infringe upon their intellectual property rights; risks associated with Verint’s ability to retain existing personnel and recruit and retain qualified personnel in all geographies in which Verint operates; decline in information technology spending; changes in the demand for Verint’s products; challenges in increasing gross margins; risks associated with changes in the competitive or regulatory environment in which Verint operates; dependence on government contracts; expected increase in Verint’s effective tax rate; risk that Verint improperly handles sensitive or confidential information or risk of misperception of such mishandling; inability to maintain relationships with value added resellers and systems integrators; difficulty of improving Verint’s infrastructure to support growth; risks associated with Comverse Technology, Inc. controlling Verint’s business and affairs; and other risks described in filings with the Securities and Exchange Commission, including our Current Report on Form 8-K filed June 11, 2007. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint’s website at www.verint.com.

VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, EYRETEL, BLUE PUMPKIN SOFTWARE, BLUE PUMPKIN, the BLUE PUMPKIN logo, EXAMETRIC and the EXAMETRIC logo, CLICK2STAFF, DEMOS, DEMOS SOLUTIONS,STAFFSMART, AMAE SOFTWARE and the AMAE logo are trademarks and registered trademarks of Verint Systems Inc. Other trademarks mentioned are the property of their respective owners.